                          GILAT SATELLITE NETWORKS LTD.
                            21/D YEGIA KAPAYIM STREET
                             DANIV PARK, KIRYAT ARYE
                               PETAH TIKVA, ISRAEL


                                December 6, 2000


The Stockholders of ZapMe! Corporation
Named on Schedule A hereto

         Re:   Exercise of Option under Tender Offer Agreement

Ladies and Gentlemen:

         Pursuant to Section 2.2 of the Tender Offer Agreement, dated October 3, 2000 (the "Agreement"), by and among Gilat Satellite Networks Ltd. ("Gilat"), ZapMe! Corporation (the "Company"), and the stockholders of the Company listed on Schedules A and B thereto, Gilat hereby exercises the option to purchase from the stockholders of the Company listed on Schedule attached thereto (the "Schedule A Stockholders") a total of 5,075,691 million shares of common stock, par value $.01 (the "Shares"), of the Company currently held by such Schedule A Stockholders, which together with the Shares beneficially owned by Gilat and validly tendered in Gilat's tender offer (the "Offer") for the Shares, will provide Gilat with beneficial ownership of 51% of the Shares outstanding as of the last business day prior to the consummation of the Offer.

         Notwithstanding Section 2.2 of the Agreement, the Schedule A Stockholders shall deliver to Gilat, against payment therefor of $2.32 per Share, 4,196,550 Shares on the date hereof (the "First Option Closing") and the remaining 879,141 Shares no later than January 5, 2001 (the "Second Option Closing"). Each Schedule A Stockholder will deliver to Gilat the number of Shares set forth opposite such Stockholder's name on Schedule A attached hereto on the date of the First Option Closing and of the Second Option Closing, as the case may be, as indicated therein.

         Gilat shall pay by wire transfer, in accordance with the wire instructions attached hereto as Schedule B, $9,735,996 for the Shares delivered at the First Option Closing and $2,039,607.10 for the Shares delivered at the Second Option Closing.

                                        Sincerely,

                                        GILAT SATELLITE NETWORKS LTD.

                                        By: /s/ Yoav Liebovitch
                                            --------------------------------
                                            Name:  Yoav Liebovitch
                                            Title: Chief Financial Officer and
                                                   Vice President of Finance
                                                   and Administration

Schedule A Stockholders
December 6, 2000
Page 2


AGREED AND ACCEPTED:

THE MORTENSEN 2000 FAMILY RESOURCE TRUST


By:               /s/ Brian Herrera
        --------------------------------------------
        Name:  Brian Herrera
        Title: Trustee



THE MORTENSEN CHARITABLE TRUST


By:               /s/ Brian Herrera
         --------------------------------------------
         Name:  Brian Herrera
         Title: Trustee



CAVCO OF NORTH FLORIDA, INC.


By:               /s/ Charles Appleby
         --------------------------------------------
         Name:  Charles Appleby
         Title: President



MC INVESTMENT TRUST


By:               /s/ Christopher R. Purrier
         --------------------------------------------
         Name:  Christopher R. Purrier
         Title: Trustee

Schedule A Stockholders
December 6, 2000
Page 3


THE ARNOUSE CHARITABLE TRUST


By:                /s/ Christopher Purrier
         --------------------------------------------
         Name:  Christopher Purrier,
         Title: Trustee



          /s/ Michael Arnouse
----------------------------------------------------
Name: Michael Arnouse

Gilat Option Exercise
Schedule A
December 6, 2000


% of Schedule A Shares Subject
to Option that were acquired                        32.20%
                                                 =========


# Shares First Option closing                    4,196,550             82.68%
# Shares Second Option Closing                     879,141             17.32%
                                                 ---------            ------
Total # of Shares Acquired under Option          5,075,691            100.00%
                                                 =========            ======


                                 # Shares         % of          # of          % of          # Shares        # Shares        Total
    Sch A Shareholder        Subj to Option    Total Sch A  Option Shares  Shares Owned   First Closing   Second Closing   # Shares
--------------------------   --------------    -----------  -------------  ------------   -------------   --------------   --------
Mortensen Trust                  6,600,000        41.87%      2,125,142       32.20%        1,757,054         368,088      2,125,142

Mortensen Charitable Trust       2,000,000        12.69%        643,982       32.20%          532,441         111,542        643,982

Cavco                            1,186,885         7.53%        382,167       32.20%          315,973          66,194        382,167

Arnouse                          2,776,560        17.61%        894,028       32.20%          739,177         154,851        894,028

MC Investment Trust                700,000         4.44%        225,394       32.20%          186,354          39,040        225,394

Arnouse Charitable Trust         2,500,000        15.86%        804,978       32.20%          665,551         139,427        804,978
                                ----------       -------      ---------       ------        ---------         -------      ---------
                                15,763,445       100.00%      5,075,691       32.20%        4,196,550         879,141      5,075,691
                                ==========       =======      =========       ======        =========         =======      =========

                         SCHEDULE B - WIRE INSTRUCTIONS



Allfirst
25 S. Charles Street
Baltimore, MD  21201
Account Name: Piper Marbury Rudnick & Wolfe LLP - Attorney Escrow Account Account Number: 074-8809-3
ABA Number: 052000113
Client reference number: 29481-4
Attorney Name:  George J. Nemphos